Exhibit 10.8

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is dated November ___, 2009, and is entered into between Charter Communications, Inc., a Delaware corporation (the “Company”) and Eloise E. Schmitz (“Executive”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement (defined below).

WHEREAS, Executive and the Company entered into an amended and restated employment agreement dated as of July 1, 2008 (the “Agreement”), pursuant to which Executive continued to serve as Executive Vice President and Chief Financial Officer of the Company.

WHEREAS, the Company and Executive desire to amend the Agreement as provided in this Amendment and agree that all other terms and conditions of the Agreement shall otherwise remain in place, except as expressly amended herein.

NOW THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

I. Amendments to Agreement.  The parties hereby agree to amend the Agreement as follows:

A. Section 1(f) of the Agreement shall be deleted in its entirety and replaced with the following:

““Change in Control” shall mean the occurrence of any of the following events:

(i)            an acquisition of any voting securities of the Company by any “Person” or “Group” (as those terms are used for purposes of Section 13(d) or 14(d) of the Exchange Act of 1934, amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that voting securities which are acquired in a “Non-Control Transaction” (as hereinafter defined) assuming that the acquisition of voting securities for this purpose qualifies as Merger (as hereinafter defined) shall not constitute a Change in Control; and provided further that an acquisition of Beneficial Ownership of less than fifty percent (50%) of the Company’s then outstanding voting securities by any Equity Backstop Party (as defined in the Joint Plan) or the Allen Entities (as defined in the Joint Plan) shall not be considered to be a Change in Control under this clause (i);

(ii)           the individuals who, as of immediately after the effective date of the Company’s Chapter 11 plan of reorganization (the “Emergence Date”), are members of the Board (the “Incumbent Board”), cease for any reason to constitute a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director (excluding any director whose nomination or election to the Board is the result of any actual or threatened proxy contest or settlement thereof) was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board;

(iii)           the consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger where: (1) the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such Merger or its controlling parent entity (the “Surviving Entity”), (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors (or similar governing body) of the Surviving Entity, and (3) no Person other (X) than the Company, its subsidiaries or affiliates or any of their respective employee benefit plans (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any subsidiary or affiliate of the Company, or (Y) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty-five percent (35%) or more of the then outstanding voting securities of the Company, has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the outstanding voting securities or common stock of the Surviving Entity; provided that this clause (Y) shall not trigger a Change in Control solely because, after such Merger, any Equity Backstop Party or any Allen Entity has Beneficial Ownership of more than thirty-five percent (35%) but less than fifty percent (50%) of the combined voting power of the outstanding voting securities or common stock of the Surviving Entity;

(iv)           complete liquidation or dissolution of the Company (other than where assets of the Company are transferred to or remain with subsidiaries of the Company); or

(v)           the sale or other disposition of all or substantially all of the assets of the Company and its direct and indirect subsidiaries on a consolidated basis, directly or indirectly, to any Person (other than a transfer to a subsidiary or affiliate of the Company unless, such sale or disposition constitutes a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a subsidiary or affiliate of the Company or any other assets).

Notwithstanding the foregoing a Change in Control shall not occur solely based on a filing of a Chapter 11 reorganization proceeding of the Company or the implementation of the Joint Plan.”

B. Section 1(h) of the Agreement shall be amended by adding the following to the end thereof:
“or any successor to the functions thereof.”

C. Section 1(j) of the Agreement shall be deleted in its entirety and replaced with the following:

““Company Stock” shall mean the common stock of the Company issued in connection with the Company’s emergence from its Chapter 11 reorganization proceeding in process on April [  ], 2009 and any stock received in exchange therefor.”

D. The definition of “Plan” in Section 1(s) of the Agreement shall be deleted in its entirety and replaced with the following:

““Plan” shall mean the 2009 Stock Incentive Plan as amended by the Company from time to time.”

E. Section 1 of the Agreement shall be amended by adding Section 1(v) reflecting the following:

“”Joint Plan” means the joint plan of reorganization of the Company, Charter Investment, Inc. and the Company’s direct and indirect subsidiaries filed pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532s, on March 27, 2009.”

F. Section 7 of the Agreement shall be deleted in its entirety and replaced with the following:

“Stock Options. The Committee may, in its discretion, grant to Executive options to purchase shares of Company Stock (all of such options, collectively, the “Options”) pursuant to the terms of the Plan, any successor plan and an associated Stock Option Agreement.”

G. Section 8 of the Agreement shall be deleted in its entirety and replaced with the following:

“Restricted Shares. The Committee may, in its discretion, grant to Executive restricted shares of Company Stock (collectively, the “Restricted Shares”), which shall be subject to restrictions on their sale as set forth in the Plan and an associated Restricted Shares Grant Letter.”

H. Section 9 of the Agreement shall be deleted in its entirety and replaced with the following:

“Performance Share Units.  The Committee may, in its discretion, grant to Executive restricted stock units subject to performance vesting conditions (collectively, the “Performance Units”), which shall be subject to  restrictions on their sale as set forth in the Plan and an associated Performance Unit Grant Letter.”

I. Section 14(iv) of the Agreement shall be amended by adding to the end of  the section the following:

“Notwithstanding the foregoing Good Reason shall not occur solely based on a filing of a Chapter 11 reorganization proceeding of the Company or the implementation of the Joint Plan.  For the avoidance of doubt, contingent on the Restructuring Value Plan becoming effective as set forth in the Joint Plan, no long-term incentive award shall be granted to Executive in respect of 2009.”

II. Acknowledgments.

A. Notwithstanding any provision of the Agreement or the Amendment to the contrary, Executive acknowledges that he does not have any right to terminate his employment pursuant to the Employment Agreement for Good Reason or on account of any claim that the Company breached the Agreement, including any right to collect severance in connection therewith, arising out of or in connection with any fact, event, occurrence, omission or other matter or thing occurring prior to the date of this Amendment, including, without limitation, any fact, event, occurrence, omission or other matter or thing relating to the implementation of the Joint Plan or its completion.

B. Executive acknowledges that he has reviewed the provisions of this Amendment and considered the effect of these provisions on the Agreement, has had adequate opportunity to consult with counsel with respect to these provisions and fully and freely consents to the terms of this Amendment.

III. Miscellaneous.

A. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

B. Except as provided herein, the provisions of the Agreement are and shall remain in full force and effect.

C. This Amendment shall become effective as of the Emergence Date.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, and Executive has executed this Amendment, each as of the day and year first above written.

EXECUTIVE

________________________________
Name: Eloise E. Schmitz

CHARTER COMMUNICATIONS, INC.

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By: Neil Smit
Title: President & Chief Executive Officer